UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2011

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

8510 Colonnade Center Drive, Suite 501, Raleigh, North Carolina 27615

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K/A for Salix Pharmaceuticals, Ltd. (“Salix”) amends our Current Report on Form 8-K initially filed with the Securities and Exchange Commission on December 27, 2011. (the “Original Filing”). This Amendment No. 1 is being filed to amend Item 9.01 to include the audited consolidated financial statements of Oceana Therapeutics, Inc. (“Oceana”), for the fiscal years ended December 31, 2010 and 2009 and the unaudited consolidated financial statements for the nine months ended September 30, 2011 and 2010, and the unaudited pro forma combined consolidated financial information of Salix, which illustrates the effect of Salix’s acquisition of Oceana Therapeutics. Except as set forth above, the Original Filing has not been amended, updated or otherwise modified.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The following consolidated financial statements of Oceana, together with the report thereon signed by Ernst & Young LLP, are filed as Exhibit 99.1 to this report:

•	Audited Consolidated Balance Sheets as of December 31, 2010 and 2009.

•	Audited Consolidated Statements of Operations for the years ended December 31, 2010 and 2009.

•	Audited Consolidated Statements of Changes in Convertible Preferred Stock and Stockholders’ Equity (Deficit) for the years ended December 31, 2010 and 2009.

•	Audited Consolidated Statements of Cash Flows for the years ended December 31, 2010 and 2009.

•	Notes to Financial Statements.

The following unaudited consolidated financial statements of Oceana are being filed as Exhibit 99.2 to this report:

•	Unaudited Consolidated Balance Sheets as of September 30, 2011 and December 31, 2010.

•	Unaudited Consolidated Statements of Operations for the nine months ended September 30, 2011 and 2010.

•	Unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 2011 and 2010.

•	Notes to Financial Statements.

(b)	Pro Forma Financial Information

The following unaudited pro forma condensed combined consolidated statements of operations give effect to the purchase of Oceana. We accounted for the transaction as a purchase, and accordingly, we allocated the total estimated purchase price, calculated as described in Note 1 to the unaudited pro forma condensed combined consolidated financial information, to the net tangible and intangible assets based on the fair values as of the completion of the acquisition.

The unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2011 gives effect to the acquisition as if it had occurred on January 1, 2010. We derived the Salix unaudited condensed consolidated balance sheet information from our Quarterly Report on Form 10-Q for the nine months ended September 30, 2011. We derived the Oceana unaudited condensed balance sheet from the unaudited balance sheet as of September 30, 2011 included herein.

The unaudited pro forma condensed combined consolidated statements of operations for the year ended December 31, 2010 and the nine months ended September 30, 2011 give effect to the purchase as if it occurred on

January 1, 2010. We derived the Salix condensed consolidated statement of operations information for the year ended December 31, 2010 from our consolidated statements of operations included in our Annual Report on Form 10-K for the year ended December 31, 2010. We derived the Salix condensed consolidated statement of operations information for the nine months ended September 30, 2011 from our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011. We derived the Oceana condensed consolidated statements of operations from its statements of operations for the nine months ended September 30, 2011 and the year ended December 31, 2010, included herein.

The unaudited pro forma condensed combined consolidated financial statements have been prepared by Salix management for illustrative purposes only and are not necessarily indicative of the condensed consolidating financial position or the results of operations in future periods or the results that would have been realized had Salix and Oceana been a combined company during the specified periods. The pro forma adjustments are based on the information available at the time of the preparation of these statements. The unaudited pro forma condensed combined consolidated financial statements, including any note thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Salix included in our Form 10-K for the year ended December 31, 2010 and Form 10-Q for the nine months ended September 30, 2011 filed with the Securities and Exchange Commission.

Unaudited Pro Forma Consolidated Statement of Operations

For the year ended December 31, 2010

(U.S. dollars, in thousands, except per share data)

	Historical
	Salix	Oceana	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Net product revenues	$336,973	$31,587	$—		$368,560

Costs and expenses:
Cost of products sold	68,677	8,641	—		77,318
Amortization of product rights and intangible assets	10,370	9,512	24,305	(a)(b)	44,187
Intangible impairment charge	34,656	—	—		34,656
Change in contingent consideration	—	1,607	(1,607	) (c)	—
Research and development	73,346	4,904	—		78,250
Selling, general and administrative	156,101	18,516	—		174,617

Total costs and expenses	343,150	43,180	22,698		409,028

Income (loss) from operations	(6,177)	(11,593)	(22,698)		(40,468)
Interest expense	(20,652)	—	—		(20,652)
Interest and other income (expense)	2,626	(130)	—		2,496

Income (loss) before income tax expense	(24,203)	(11,723)	(22,698)		(58,624)
Income tax (expense) benefit	(2,858)	(265)	—		(3,123)

Net income (loss)	$(27,061)	$(11,988)	$(22,698)		$(61,747)

Net income (loss) per share, basic(1)	$(0.47)				$(1.08)

Net income (loss) per share, diluted(1)	$(0.47)				$(1.08)

Shares used in computing net income (loss) per share, basic(1)	57,300				57,300

Shares used in computing net income (loss) per share, diluted(1)	57,300				57,300

Unaudited Pro Forma Consolidated Statement of Operations

For the nine months ended September 30, 2011

(U.S. dollars, in thousands, except per share data)

	Historical
	Salix	Oceana	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Net product revenues	$385,306	$25,952	$—		$411,258

Costs and expenses:
Cost of products sold	67,884	9,140	—		77,024
Amortization of product rights and intangible assets	8,017	7,936	17,427	(a)(b)	33,380
Change in contingent consideration	—	5,078	(5,078	) (c)	—
Research and development	85,294	1,518	—		86,812
Selling, general and administrative	132,786	16,370	—		149,156

Total costs and expenses	293,981	40,042	12,349		346,372

Income (loss) from operations	91,325	(14,090)	(12,349)		64,886
Interest expense	(23,932)	—	—		(23,932)
Interest and other income (expense)	2,082	70	—		2,152

Income (loss) before income tax expense	69,475	(14,020)	(12,349)		43,106
Income tax (expense) benefit	(15,671)	1,127	—		(14,544)

Net income (loss)	$53,804	$(12,893)	$(12,349)		$28,562

Net income (loss) per share, basic(1)	$0.92				$0.49

Net income (loss) per share, diluted(1)	$0.89				$0.50

Shares used in computing net income (loss) per share, basic(1)	58,573				58,573

Shares used in computing net income (loss) per share, diluted(1)	65,405				65,405

Unaudited Pro Forma Consolidated Balance Sheets

As of September 30, 2011

(U.S. dollars, in thousands, except per share data)

	Historical
	Salix	Oceana	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$498,229	$15,520	$(318,002	) (e)(f)	$195,747
Restricted cash	—	400	(400	) (e)	—
Accounts receivable, net	169,912	5,010	1,567	(e)	176,489
Inventory, net	44,206	2,196	(104	) (e)	46,298
Prepaid and other current assets	23,236	575	(575	) (e)	23,236

Total current assets	735,583	23,701	(317,514)		441,770
Property and equipment, net	23,460	444	(37	) (e)	23,867
Restricted cash	—	100	—		100
Goodwill	85,257	—	101,775	(e)	187,032
Product rights and intangibles, net	169,559	51,827	286,343	(e)(f)	507,729
Other assets	22,399	57	603	(e)	23,059

Total assets	$1,036,258	$76,129	$71,170		$1,183,557

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,823	$5,769	$(3,965	) (e)	$19,627
Accrued liabilities	62,509	90	3,936	(e)	66,535
Reserve for product returns, rebates and chargebacks	86,008	—	—		86,008
Current portion of capital lease obligations	165	—	—		165

Total current liabilities	166,505	5,859	(29)		172,335
Long-term liabilities:
Convertible senior notes	335,811	—	—		335,811
Lease incentive obligations	515	—	—		515
Acquisition-related contingent consideration	53,000	6,165	33,533	(f)	92,698
Long term portion of capital lease obligations	—	—	—		—
Deferred taxes	—	—	101,771	(e)	101,771
Other long-term liabilities	—	150	(150	) (e)	—

Total long-term liabilities	389,326	6,315	135,154		530,795
Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	59	—	—		59
Additional paid-in capital	649,589	102,250	(102,250	) (f)	649,589
Other comprehensive income	—	(202)	202	(f)	—
Accumulated deficit	(169,221)	(38,093)	38,093	(f)	(169,221)

Total stockholders’ equity	480,427	63,955	(63,955)		480,427

Total liabilities and stockholders’ equity	$1,036,258	$76,129	$71,170		$1,183,557

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(Dollars in thousands, except per-share data)

Note 1: Description of transaction and basis of presentation

On December 20, 2011, Salix Pharmaceuticals, Ltd. (the “Company”) acquired all of the outstanding stock of Oceana Therapeutics, Inc. (“Oceana”) for an estimated consideration of approximately $342.8 million. The Company accounted for the merger as a business combination under the purchase method of accounting. Under this method, the assets and liabilities of Oceana are recorded as of the completion of the merger, at their respective fair values, and consolidated with the Company’s assets and liabilities. The results of operations of Oceana will be consolidated beginning on the date of the merger. The Company’s financial statements issued after completion of the merger will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of Oceana.

Note 2: Purchase price

For the purposes of this pro forma analysis, the Company has allocated the purchase price based on an estimate of the fair value of assets and liabilities acquired as of the date of acquisition. The determination of estimated fair value requires management to make significant estimates and assumptions.

Elements of Purchase Consideration
Cash paid for Oceana’s outstanding shares	$303,088
Acquisition-related contingent consideration	39,698

Total consideration	$342,786

Purchase Price Allocation
Identifiable intangible assets at fair value	$338,170
Deferred tax liability related to intangible assets acquired	(101,771)
Goodwill	101,775
Cash	606
Accounts receivable, net	6,577
Inventory, net	2,092
Property and equipment, net	407
Restricted cash	100
Other assets	660
Accounts payable	(1,804)
Accrued liabilities	(4,026)

$342,786

Note 3: Pro Forma Adjustments

Adjustments included in the column under the heading “Pro Forma Adjustments” primarily relate to the following:

(a)	the increase of amortization expense of $33.8 million (year ended December 31, 2010) and $25.4 million (nine months ended September 30, 2011) related to the estimated fair value of identifiable intangible assets from the purchase price allocation which are being amortized over their estimated useful lives;

(b)	the decrease of amortization expense of $9.5 million (year ended December 31, 2010) and $7.9 million (nine months ended September 30, 2011) related to the intangible assets previously recorded on Oceana’s financial statements;

(c)	the adjustment to decrease change in contingent consideration of $1.6 million (year ended December 31, 2010) and $5.1 million (nine months ended September 30, 2011) related to acquisition-related contingent consideration previously recorded on Oceana’s financial statements;

(d)	the reduction of income tax expense (benefit) to provide for income taxes at the statutory tax rate and the adjustment to income taxes for pro forma adjustments at the statutory tax rate, totaling $(0.3) million (year ended December 31, 2010) and $1.1 million (nine months ended September 30, 2011);

(e)	the allocation of the estimated purchase price of $342.8 million to the fair value of net assets acquired and identifiable intangible assets acquired of $338.2 million and goodwill of $101.8 million, for pro forma purposes is determined utilizing the net assets as if the acquisition was completed on January 1, 2010, rather than December 20, 2011; and

(f)	the elimination of the historical balances of intangible assets, acquisition-related contingent consideration, common stock, additional paid-in-capital, other comprehensive income and accumulated deficit associated with Oceana for pro forma purposes as if the acquisition was completed on January 1, 2010, rather than December 20, 2011.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Audited Consolidated Financial Statements of Oceana Therapeutics, Inc. as of and for the years ended December 31, 2010 and 2009

99.2	Unaudited Consolidated Financial Statements of Oceana Therapeutics, Inc. as of and for the nine months ended September 30, 2011 and 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.

Date: February 28, 2012	/s/ Adam C. Derbyshire
Adam C. Derbyshire
Executive Vice President and Chief Financial Officer